Exhibit 5.1
DLA Piper LLP (US)
The Marbury Building
6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.dlapiper.com
T 410.580.3000
F 410.580.3001
November 7, 2011
Human Genome Sciences, Inc.
14200 Shady Grove Road
Rockville, Maryland 20850-7464

Re:	Human Genome Sciences, Inc. 3.00% Convertible Senior Notes due 2018
Ladies and Gentlemen:
We have acted as counsel for Human Genome Sciences, Inc., a Delaware corporation (the “Company”), in connection with that certain Underwriting Agreement dated as of November 2, 2011 (the “Underwriting Agreement”) by and among the Company and Citigroup Global Markets Inc. (the “Underwriter”), relating to the issuance and sale by the Company to the Underwriter of (i) an aggregate of $430,000,000 principal amount of its 3.00% Convertible Senior Notes due 2018 (the “Firm Securities”), which are convertible into shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), and (ii) an aggregate of $64,500,000 in additional aggregate principal amount of 3.00% Convertible Senior Notes due 2018 (the “Optional Securities”). The Firm Securities and the Optional Securities are herein collectively called the “Securities.” The Securities are being issued under the Indenture dated as of November 7, 2011 (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), as supplemented by that certain First Supplemental Indenture, dated as of November 7, 2011, between the Company and the Trustee (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”).
This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.
In our capacity as the Company’s counsel, we have reviewed the following documents (collectively, the “Documents”):
(a) The Amended Certificate of Incorporation (Fifth) of the Company (the “Certificate of Incorporation”), certified as of a recent date by the Secretary of State of the State of Delaware;
(b) The Amended and Restated By-laws of the Company (the “By-laws”), certified by the Secretary of the Company to be in effect on the date hereof;
(c) The Company’s Registration Statement on Form S-3 (Registration No. 333-162731), and all amendments through the date hereof (collectively, the “Registration Statement”), prepared, filed with the Securities and Exchange Commission (the “Commission”) and effective on October 29, 2009 (the “Effective Date”), under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, which contains a form of prospectus to be used in connection with the public offering and sale of the Securities (the “Base Prospectus”);

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November 7, 2011
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(d) The Company’s post-effective amendment to the Registration Statement (“Post-Effective Amendment No. 1”), prepared, filed with the Commission under the Securities Act and the rules and regulations thereunder;
(e) The preliminary prospectus supplement dated November 2, 2011, filed by the Company with the Commission on November 2, 2011 pursuant to Rule 424(b)(5) under the Securities Act;
(f) The final prospectus supplement dated November 2, 2011, filed by the Company with the Commission on November 4, 2011 pursuant to Rule 424(b)(5) under the Securities Act;
(g) The Underwriting Agreement;
(h) The Indenture;
(i) The global note representing the Securities;
(j) Resolutions adopted by the Company’s Board of Directors on October 1, 2009, and October 5, 2011, relating to the filing of the Registration Statement and Post-Effective Amendment No. 1, the Underwriting Agreement and the authorization and issuance of the Securities, and the resolutions of the Finance Committee of the Board of Directors of the Company adopted on November 2, 2011, relating to the Underwriting Agreement and the authorization, offering and issuance of the Securities (in each case, in the form attached to the Officer’s Certificate (as defined below));
(k) An officer’s certificate of the Company, dated as of the date hereof, as to certain factual matters (the “Certificate”); and
(l) Such other documents as we have considered necessary to the rendering of the opinion expressed below.

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November 7, 2011
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In examining the Documents, and in rendering the opinion set forth below, we have assumed, without independent investigation, the following: (a) each of the parties to the Documents (other than the Company) has duly and validly authorized, executed and delivered each of the Documents and each instrument, agreement and other document executed in connection with the Documents to which such party (other than the Company) is a signatory and each such party’s (other than the Company’s) obligations set forth in the Documents, are its legal, valid and binding obligations, enforceable in accordance with their respective terms; (b) each person executing any such instrument, agreement or other document on behalf of any such party (other than the Company) is duly authorized to do so; (c) each natural person executing any such instrument, agreement or other document is legally competent to do so; (d) the Documents accurately describe and contain the mutual understandings of the parties, there are no oral or written modifications of or amendments or supplements to the Documents and there has been no waiver of any of the provisions of the Documents by actions or conduct of the parties or otherwise; and (e) all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies or telecopies or portable document file (“.PDF”) copies conform to the original documents (and the authenticity of the originals of such copies), all signatures on all documents submitted to us for examination (and including signatures on photocopies, telecopies and .PDF copies) are genuine, and all public records reviewed are accurate and complete. As to all factual matters relevant to the opinion set forth below, we have relied upon the representations and warranties made in the Underwriting Agreement, Indenture and on the Certificate as to the factual matters set forth therein, which we assume to be accurate and complete, and on the oral or written statements and representations of officers of the Company, of public officials and our review of the Documents.
Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
1. The Securities have been duly authorized and, when the Securities have been executed and authenticated as specified in the Indenture and delivered to and paid for by the Underwriter pursuant to the Underwriting Agreement, the Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.
2. Upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, the shares of Common Stock issuable upon conversion of the Securities will be validly issued, fully-paid and non-assessable.
The opinion expressed above is subject to the following assumptions, exceptions, qualifications and limitations:
(i)
The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(ii)
We do not express any opinion herein concerning any law other than the Delaware General Corporation Law and the New York Business Corporations Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and the New York Constitution and the reported judicial decisions interpreting the foregoing). The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

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November 7, 2011
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(iii)	We express no opinion as to compliance with the securities (or “blue sky”) laws of any jurisdiction.

(iv)
The opinion stated herein relating to the validity and binding nature of obligations of the Company is subject to (a) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and (b) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(v)	This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.
We consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
This opinion is given to you solely for use in connection with the issuance and/or sale of the Securities and is not to be relied on for any other purpose. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.
Very truly yours,
DLA Piper LLP (US)
/s/ DLA Piper LLP (US)